         As filed with the Securities and Exchange Commission on April 20, 1999
                                             Registration No. 333-_____________

-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                INSIGNIA SOLUTIONS PLC
                (Exact Name of Registrant as Specified in Its Charter)


           ENGLAND AND WALES                         NOT APPLICABLE
      (State or Other Jurisdiction                 (I.R.S. Employer
   of Incorporation or Organization)              Identification No.)


                                 41300 CHRISTY STREET
                                  FREMONT, CA  94538
                       (Address of Principal Executive Offices)

                 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
                        U.K. EMPLOYEE SHARE OPTION SCHEME 1996
                          1995 EMPLOYEE SHARE PURCHASE PLAN
                              (Full Title of the Plans)

                                  RICHARD M. NOLING
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                INSIGNIA SOLUTIONS PLC
                                 41300 CHRISTY STREET
                                  FREMONT, CA  94538
                                    (510) 360-3700
              (Name, Address and Telephone Number of Agent For Service)


                                      COPIES TO:

                            Katherine Tallman Schuda, Esq.
                                    Fenwick & West
                                 Two Palo Alto Square
                             Palo Alto, California  94306
                                    (650) 494-0600

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                    AMOUNT          PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
                                                     TO BE         OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED(1)       REGISTERED              SHARE                   PRICE                 FEE
--------------------------------------------------------------------------------------------------------------------------------
 Ordinary Shares (L0.20 par value)
 represented by American Depositary Shares          800,000           $  7.90625(2)            $ 6,325,000           $ 1,758.35
                                                    -------            ---------                ----------            ---------

--------------------------------------------------------------------------------------------------------------------------------

(1) A separate registration statement on Form F-6 (File No. 33-98228) has been declared effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-one basis with the Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on April 19, 1999.

                                INSIGNIA SOLUTIONS PLC
                          REGISTRATION STATEMENT ON FORM S-8
                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the year ended December 31, 1998; and

          (b) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed under
               Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

         The Registrant's Articles of Association contain a provision to the effect that, so far as permitted by the statutory provisions of English law, the directors and secretary shall be indemnified by the Registrant against liabilities incurred by them in relation to the affairs of the Registrant. However, the Companies Act 1985 renders any such indemnity ineffective to the extent it applies to neglect or breach of duty in relation to the Registrant, except to the extent that it covers costs incurred by the director or secretary in respect of court proceedings in which judgment is given in his favor.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. In addition, Insignia Solutions, Inc. enters into indemnity agreements with each of the Registrant's directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Neither the Registrant nor Insignia Solutions, Inc. will be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant;
(v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or
(vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnity agreements are not exclusive of any rights a director or executive officer may have under the Articles of Association, other agreements, any majority-in-interest vote of the shareholders or vote of disinterested directors, applicable law or otherwise.

     The indemnification provision in the Articles of Association, and the indemnity agreements, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant has director and officer liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     4.01 Registrant's Articles of Association (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form F-1 (No. 33-98230) declared effective by the Commission on November 13, 1995 (the "Form F-1").

     4.02 Registrant's Memorandum of Association (incorporated herein by reference to Exhibit 3.04 of the Form F-1).

     4.03 Registration Rights Agreement, dated as of June 5, 1992, as amended (incorporated herein by reference to Exhibit 4.02 of the Form F-1).

     4.04 Deposit Agreement between Registrant and The Bank of New York (incorporated herein by reference to Exhibit 4.03 of the Registrant's Annual Report on Form 10-K (File No. 0-27012) for the year ended December 31, 1995 (the "1995 10-K").

     4.05 Form of American Depositary Receipt (included in Exhibit 4.05) (incorporated herein by reference to Exhibit 4.04 of the 1995 10-K).

     4.06 Registrant's 1995 Incentive Stock Option Plan for U.S. Employees and related documents, as amended (incorporated herein by reference to Exhibit 10.03 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

     4.07 Registrant's U.K. Employee Share Option Scheme 1996 and related documents, as amended (incorporated herein by reference to Exhibit
            10.28 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

     4.08 Registrant's 1995 Employee Share Purchase Plan, as amended (incorporated herein by reference to Exhibit 10.42 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 31, 1998).

     5.01   Opinion of Macfarlanes.

    23.01   Consent of Macfarlanes (included in Exhibit 5.01).

    23.02   Consent of Independent Accountants.

    24.01   Power of Attorney (see page 6).


ITEM 9.  UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 20, 1999.


                                        INSIGNIA SOLUTIONS PLC


                                        By:  /s/ Richard M. Noling
                                             ---------------------------------
                                             Richard M. Noling, President and
                                             Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Richard M. Noling and Stephen M. Ambler, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                 Title                    Date
              ---------                 -----                    ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Richard M. Noling              President, Chief Executive    April 20, 1999
--------------------------------   Officer and a Director
Richard M. Noling


PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

/s/ Stephen M. Ambler              Vice President and Chief      April 20, 1999
--------------------------------   Financial Officer
Stephen M. Ambler


ADDITIONAL DIRECTORS:

/s/ Nicholas, Viscount Bearsted    Chairman of the Board and     April 20, 1999
--------------------------------   a Director
Nicholas, Viscount Bearsted


/s/ Albert E. Sisto                Director                      April 20, 1999
--------------------------------
Albert E. Sisto


/s/ Vincent S. Pino                Director                      April 20, 1999
--------------------------------
Vincent S. Pino

                                 EXHIBIT INDEX

                                                                                    Sequentially
                                                                                      Numbered
Exhibit No.                     Description                                             Page
-----------                     -----------                                         ------------
  4.01      Registrant's Articles of Association (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form F-1
            (No. 33-98230) declared effective by the Commission on November 13,
            1995 (the "Form F-1").

  4.02 Registrant's Memorandum of Association (incorporated herein by reference to Exhibit 3.04 of the Form F-1).

  4.03      Registration Rights Agreement, dated as of June 5, 1992, as amended
            (incorporated herein by reference to Exhibit 4.02 of the Form F-1).


  4.04      Deposit Agreement between Registrant and The Bank of New York
            (incorporated herein by reference to Exhibit 4.03 of the Registrant's
            Annual Report on Form 10-K (File No. 0-27012) for the year ended
            December 31, 1995 (the "1995 10-K").

  4.05      Form of American Depositary Receipt (included in Exhibit 4.05)
            (incorporated herein by reference to Exhibit 4.04 of the 1995 10-K).

  4.06 Registrant's 1995 Incentive Stock Option Plan for U.S. Employees and related documents, as amended (incorporated herein by reference to Exhibit 10.03 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

  4.07 Registrant's U.K. Employee Share Option Scheme 1996 and related documents, as amended (incorporated herein by reference to Exhibit
            10.28 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

  4.08 Registrant's 1995 Employee Share Option Plan, as amended (incorporated herein by reference to Exhibit 10.42 of the Registrant's Quarterly
            Report on Form 10-Q for the quarter ended September 31, 1998).

  5.01      Opinion of Macfarlanes.

 23.01      Consent of Macfarlanes (included in Exhibit 5.01).

 23.2       Consent of Independent Accountants.

 24.01      Power of Attorney (see page 6).